EXHIBIT 23.1
CONSENT OF PRICEWATERHOUSECOOPERS LLP
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teck Resources Limited (the “Company”) of our report dated February 17, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, which appears in the Company’s annual report on Form 40-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, British Columbia
July 6, 2015